Exhibit 10.2

Execution Version

THIRD AMENDMENT TO term loan and security AGREEMENT

This Third Amendment to Term Loan and Security Agreement (“Amendment”), dated effective as of January 9, 2023 (the “Effective Date”), is entered into by and between Direct Digital Holdings, LLC, a Texas limited liability company (“Borrower”), Direct Digital Holdings, Inc., a Delaware corporation (“DDH Holdings”), Colossus Media, LLC, a Delaware limited liability company (“Colossus”), Huddled Masses LLC, a Delaware limited liability company (“HM”), Orange142, LLC, a Delaware limited liability company (“Orange” and together with DDH Holdings, Colossus, and HM, “Guarantors” and each individually a “Guarantor” and together with Borrower, collectively, the “Credit Parties”, and each a “Credit Party”), Lafayette Square Loan Servicing, LLC, as agent for the Lenders (“Agent”), and the Lenders party hereto.

RECITALS:

WHEREAS, the Borrower, the Guarantors, the Lenders and Agent entered into that certain Term Loan and Security Agreement dated as of December 3, 2021 (as amended, supplemented, or otherwise modified up to the date hereof, the “Existing Loan Agreement”; the Existing Loan Agreement as may be further amended, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Agreement”);

WHEREAS, the Borrower, each Guarantor, Agent, and the Lenders desire to amend the Existing Loan Agreement as set forth herein; and

WHEREAS, Agent and the Lenders are willing to amend the Existing Loan Agreement under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, Agent, and the Lenders hereby agree as follows:

1.                   Same Terms. The capitalized terms used in this Amendment and not defined herein shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides.

2.                   Release of Universal Standards for Digital Marketing, LLC.

(a)                Effective upon the Effective Date, Agent and each Lender hereby agree that (i) Universal Standards for Digital Marketing, LLC (the “Released Guarantor”) is hereby released from its obligations and liabilities under the Loan Agreement and the Other Documents, (ii) the Released Guarantor shall cease to be a Guarantor under the Loan Agreement and the Other Documents, (iii) all security interests in the assets of the Released Guarantor which Released Guarantor previously granted to Agent pursuant to the Loan Agreement and Other Documents (the “Released Assets”) are hereby released and terminated, and (iv) all security interests in the Equity Interests of the Released Guarantor which any other Credit Party previously has granted to Agent pursuant to the Loan Agreement and the Other Documents (the “Released Equity Interests”) are hereby released and terminated. The foregoing release of the Released Assets and Released Equity Interests is made without any representation or warranty by Agent or Lenders as to the Released Assets and Released Equity Interests. Nothing contained herein or otherwise shall be deemed a release or termination by Agent or Lenders of any security interests in, or lien on, any assets of any Borrower or Guarantor other than the Released Assets and Released Equity Interests, all of which shall continue in full force and effect.

(b)                Effective upon the Effective Date, Agent shall, upon Borrowers’ request and at Borrowers’ expense, deliver to the Borrowers such UCC termination statements in order to effect or evidence more fully the release of the Released Guarantor set forth herein.

3.                   Amendments to Existing Loan Agreement.

(a)                The definition of “Change of Control” in Section 1.2 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Change of Control” means the occurrence of any of the following:

(a)       with respect to DDH Holdings, (x) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Direct Digital Management, LLC or its Control Affiliates shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of DDH Holdings (determined on a fully diluted basis) other than (i) by the sale of the Borrower’s equity securities in a public offering, a private placement or to venture capital or private equity investors so long as the Borrower identifies to Agent the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Agent a description of the material terms of the transaction and (ii) by increases or decreases in the beneficial ownership of DDH Holdings securities by Direct Digital Management, LLC or its Control Affiliates; or (y) during any period of 12 consecutive months, a majority of the members of the board of directors of DDH Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination for election to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination for election at least a majority of that board or equivalent governing body or (iii) whose election or nomination for election to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

(b)       with respect to the Borrower, (x) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than DDH Holdings, Direct Digital Management, LLC or its Control Affiliates shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of the Borrower (determined on a fully diluted basis); or (y) except as permitted by Section 7.1, at any time, DDH Holdings and Direct Digital Management, LLC or its Control Affiliates shall collectively cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of the Borrower free and clear of all Liens (except Permitted Encumbrances).

(c)       with respect to each Subsidiary of the Borrower, (x) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than DDH Holdings, the Borrower and/or Direct Digital Management, LLC or its Control Affiliates shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of such Subsidiary (determined on a fully diluted basis); or (y) except as permitted by Section 7.1, at any time, DDH Holdings, the Borrower and/or Direct Digital Management, LLC or its Control Affiliates shall together cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of such Subsidiary free and clear of all Liens (except Permitted Encumbrances).

(b)                The definition of “Collateral” in Section 1.2 of the Existing Loan Agreement is hereby amended by amending and restating the last paragraph thereof as follows:

Notwithstanding the foregoing, Collateral shall not include, and no Credit Party shall be deemed to have granted a security interest in the following (each of the following, “Excluded Property”): (a) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (b) any interest of any Credit Party as a lessee or sublessee under a real property lease under a real property lease or an Equipment lease if such Credit Party is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the UCC); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Credit Party or Agent; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); or (d) any interest of any Credit Party as a lessee under an Equipment lease if such Credit PARTY is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Credit Party or Agent.

(c)                The definition of “Consolidated EBITDA” in Section 1.2 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated EBITDA” shall mean, for any period, for DDH Holdings and its Subsidiaries on a Consolidated Basis, an amount equal to (a) Consolidated Net Income for such period plus, (b) to the extent deducted in determining such Consolidated Net Income, the sum, without duplication, of (i) Consolidated Interest Charges during such period, (ii) all federal, state, local and/or foreign income taxes payable by DDH Holdings and its Subsidiaries during such period, (iii) depreciation expenses of DDH Holdings and its Subsidiaries during such period, (iv) amortization expenses of DDH Holdings and its Subsidiaries during such period, (v) any non-cash loss or expense resulting from any impairment charge or asset write-off or write-down related to intangible assets, long-lived assets and other assets that occurs during such period, (vi) one-time loss associated with debt refinancing, (vii) without duplication, non-recurring actual, documented legal or consulting expenses or retention bonuses paid in an amount up to $500,000 during any 12 month period, (viii) any cash payments (including all premiums) made with respect to the Key Executive Policies required pursuant to Section 4.21, and (iv) reasonable and documented one-time, non-recurring severance and retention expenses in an aggregate amount not to exceed $750,000 for employees and management of the Credit Parties, in each case to the extent paid on or before June 30, 2024, and minus (c) any extraordinary, non-recurring and/or non-cash gains or income during such period as reported in the monthly, quarterly, and annual financials of DDH Holdings and its Subsidiaries.

(d)                The definition of “Guarantor” in Section 1.2 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Guarantor” shall mean (i) Orange142, LLC, (ii) Huddled Masses LLC, (iii) Colossus Media, LLC, (iv) subject to Section 6.16 hereof, DDH Holdings, (v) each Person who subsequent to the Closing Date becomes a party to this Agreement as a Guarantor, and (vi) each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” shall mean collectively all such Persons.

(e)                The definition of “Intercreditor Agreement” in Section 1.2 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of January 9, 2023 by and between Agent and ABL Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(f)                 The definition of “Replacement ABL Credit Agreement” in Section 1.2 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Replacement ABL Credit Agreement” shall mean any loan or credit agreement entered into subsequent to the date hereof which (a) makes available to Borrower a revolving credit facility in an amount equal to $7,500,000 (or such other amount reasonably acceptable to Agent and the Required Lenders), (b) has terms which are not in any material respect less favorable to the Borrower than the terms in effect under the ABL Credit Agreement in effect on the Closing Date, (c) is subject to an intercreditor agreement granting Agent the same priority collateral and substantially the same rights with respect to the Collateral as those set forth in the Intercreditor Agreement, and (d) is otherwise satisfactory to Agent and the Required Lenders in its reasonable discretion exercised in good faith.

(g)                Section 1.2 of the Existing Loan Agreement shall be amended by adding the following defined terms in the appropriate alphabetical order:

“Control Affiliate” shall mean, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Immaterial Subsidiary” shall mean any direct or indirect Subsidiary of DDH Holdings which (a) is not actively engaged in any business activities, and (b) maintains assets of not more $250,000 in the aggregate at any time. In no event shall the aggregate amount of Consolidated EBITDA of all Immaterial Subsidiaries for any fiscal quarter and consolidated assets of all Immaterial Subsidiaries exceed 5.0% of Consolidated EBITDA for such fiscal quarter or the consolidated total assets of DDH Holdings and its Subsidiaries, respectively.

(h)                Section 5.24 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

Immaterial Subsidiaries. Each Subsidiary of DDH Holdings that has not become a Borrower or Guarantor pursuant to Section 6.12 of this Agreement is an Immaterial Subsidiary.

(i)                 Sections 6.12(b) and 6.12(c) of the Existing Loan Agreement are hereby amended and restated to read in their entirety as follows:

(b)       cause such Person (other than an Immaterial Subsidiary) to at the election of Agent, either (x) become a Borrower hereunder and under the Other Documents by executing and delivering to Agent such assumption agreements, joinder documentation (including in the form of Exhibit G hereto) or such other documents as Agent shall deem appropriate for such purpose, or (y) execute and deliver a Guarantee, Guarantor Security Agreement and joinders to such Other Documents as Agent may request; and

(c)       deliver to Agent (i) documents of the types referred to in Sections 8.1(b), (c), (d), (e), (f) and (u), and favorable opinions of counsel to such Person (other than an Immaterial Subsidiary) (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the immediately foregoing clause (b)), all in form, content and scope satisfactory to Agent and (ii) all documents (including Pledge Agreements with respect to the Equity Interests of such Subsidiary), including original certificates evidencing the Equity Interests of such Subsidiary and transfer powers with respect thereto executed in blank, required by Agent in its Permitted Discretion to perfect its Lien on the Equity Interests of such Subsidiary (other than an Immaterial Subsidiary).

(j)                 Clause (b) of Section 7.4 of the Existing Loan Agreement is hereby amended and restated to read in its entirety as follows:

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary and (ii) (A) Investments made after the Closing Date by the Credit Parties in any Credit Party and (B) Investments by a Credit Party in Subsidiaries that are not a Credit Party for the ordinary and necessary operating expenses of such Subsidiaries in an amount not to exceed $200,000 in the aggregate in any fiscal year and (C) Investments by Subsidiaries that are not a Credit Party in any other Subsidiary for the ordinary and necessary current operating expenses of such Credit Party in an amount not to exceed $200,000 in the aggregate in any fiscal year or in any Credit Party;

4.                   Fees and Expenses. The Credit Parties agree to pay or reimburse Agent for all fees owing to Agent and all fees and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with the preparation, negotiation and execution of this Amendment.

5.                   Ratification. Except as expressly provided herein, each Credit Party hereby (a) ratifies the Obligations and each of the Loan Agreement and the Other Documents to which it is a party, and agrees and acknowledges that the Loan Agreement and each of the Other Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment; (b) ratifies and confirms that the security instruments executed by each Credit Party, as amended hereby, are not released, diminished, impaired, reduced, or otherwise adversely affected by the Loan Agreement and continue to secure the full payment and performance of the Obligations pursuant to their terms; (c) acknowledges the continuing existence and priority of the Liens granted, conveyed, and assigned to Agent for its benefit and for the ratable benefit of each Lender, under the security instruments; and (d) agrees that the Obligations include, without limitation, the Obligations (as amended by this Amendment). Except as expressly provided herein, nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of Agent or the Lenders created by or contained in any of such documents nor is any Credit Party released from any covenant, warranty or obligation created by or contained therein.

6.                   Representations and Warranties. Each Credit Party hereby represents and warrants to Agent that (a) this Amendment has been duly authorized, executed, and delivered by each Credit Party; (b) no action of, or filing with, any Governmental Body is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by each Credit Party of this Amendment; (c) the Loan Agreement and the Other Documents, as amended by this Amendment, are valid and binding upon each Credit Party and are enforceable against each such Credit Party, in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by each Credit Party of this Amendment does not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which each such Credit Party is a party or by which each such Credit Party is bound; (e) after giving effect to this Amendment, all representations and warranties in the Loan Agreement and the Other Documents are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date or the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement; and (f) after giving effect to this Amendment, no Default or Event of Default exists.

7.                   Conditions to Effectiveness. The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following have been satisfied in a manner satisfactory to Agent:

(a)                Amendment. Agent receives a fully executed copy of this Amendment.

(b)                ABL Credit Agreement. Agent receives a copy of the Loan and Security Agreement dated as of the date hereof by and among the Borrower, the Guarantors and Silicon Valley Bank.

(c)                Intercreditor Agreement. Agent receives a copy of the Intercreditor Agreement dated as of the date hereof by and between Agent and ABL Lender.

(d)                Fees and Expenses. Agent receives all fees payable to Agent and Lenders on or prior to the Effective Date, including under Section 4 hereof.

(e)                Representations and Warranties. All representations and warranties set forth in this Amendment are true and correct in all material respects as set forth in Section 6 above.

8.                   Counterparts. For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Amendment.

9.                   References to the Loan Agreement. Upon the effectiveness of this Amendment, (a) each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Existing Loan Agreement as amended hereby, and (b) each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Existing Loan Agreement as amended hereby.

10.               Effect. This Amendment is one of the Other Documents. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Loan Agreement, or (b) to prejudice any right or rights which Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement, as amended hereby, or any of the other documents referred to herein or therein.

11.               Release. In consideration of the Agent and Lenders’ agreements herein, each Credit Party hereby (a) releases, acquits and forever discharges the Agent, each Lender and each of their respective agents, employees, officers, directors, partners, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that such Credit Party may have or claim to have now against any Released Party or which might arise out of or be connected with any act of commission or omission of any Released Party existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the Advances, the Loan Agreement or the Other Documents (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this release and the effectiveness of this Amendment (the “Released Claims”) and (b) agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Released Parties with respect to any and all Released Claims.

12.               ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

13.               Governing Law. This Amendment, and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the Effective Date.

BORROWER:

DIRECT DIGITAL HOLDINGS, LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

GUARANTORS:

Direct Digital Holdings, Inc.

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

COLOSSUS MEDIA, LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

HUDDLED MASSES LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

ORANGE142, LLC

By:	/s/ Keith Smith
Name: Keith Smith
Title: President

Signature Page to

Third Amendment and Joinder to Term Loan and Security Agreement

AGENT:

Lafayette Square Loan Servicing, LLC
By:	/s/ Damien Dwin
Name: Damien Dwin
Title: Chief Executive Officer

Signature Page to

Third Amendment and Joinder to Term Loan and Security Agreement

LENDERS:

LAFAYETTE SQUARE USA, INC., as a Lender

By:	/s/ Damien Dwin
Name: Damien Dwin
Title: Chief Executive Officer

Signature Page to

Third Amendment and Joinder to Term Loan and Security Agreement